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                                                                    Exhibit 23.3

                    Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-48698) and related Prospectus of Digital River, Inc., for the registration of 1,350,000 shares of its common stock, and to the incorporation by reference therein of our report dated February 22, 2000, with respect to the consolidated financial statements of NetSales, Inc. included in the Digital River, Inc. Current Report on
Form 8-K/A dated November 7, 2000, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP
                                             Ernst & Young LLP

Kansas City, Missouri
November 21, 2000